Exhibit 99.1
Corpay Reports Third Quarter 2024 Financial Results
Surpasses $1 Billion in quarterly revenue

Atlanta, Ga., November 7, 2024 — Corpay, Inc. (NYSE: CPAY), a corporate payments company, today reported financial results for its third quarter ended September 30, 2024.

“We surpassed $1 billion in quarterly revenue for the first time, led by Corporate Payments organic growth of 18%. Business fundamentals were quite good with same store sales and retention improving and sales remaining strong,” said Ron Clarke, chairman and chief executive officer, Corpay, Inc. “We're confident that our revenue growth will accelerate in the fourth quarter, which positions us well heading into 2025.”

Financial Results for Third Quarter of 2024:

GAAP Results
•Revenues increased 6% to $1,029.2 million in the third quarter of 2024, compared with $970.9 million in the third quarter of 2023, which included $13 million of revenue from our sold Russia business.
•Net income attributable to Corpay increased 2% to $276.4 million in the third quarter of 2024, compared with $271.5 million in the third quarter of 2023.
•Net income per diluted share attributable to Corpay increased 7% to $3.90 in the third quarter of 2024, compared with $3.64 per diluted share in the third quarter of 2023.

Non-GAAP Results1
•Organic revenue growth was 6% in the third quarter of 2024.
•EBITDA1 increased 5% to $557.7 million in the third quarter of 2024, compared to $528.9 million in the third quarter of 2023, up 8% ex-Russia.
•Adjusted net income attributable to Corpay1 increased 6% to $354.5 million in the third quarter of 2024, compared with $335.1 million in the third quarter of 2023.
•Adjusted net income per diluted share attributable to Corpay1 increased 11% to $5.00 in the third quarter of 2024, compared with $4.49 per diluted share in the third quarter of 2023, up 14% ex-Russia.

“Our revenue performance and strong expense control were on display this quarter as revenue increased $53 million sequentially, and we delivered $355 million of adjusted net income,” said Tom Panther, chief financial officer, Corpay, Inc. “We closed the Paymerang acquisition on July 1st, and we are on track to closing the GPS Capital Markets acquisition in the coming months. We are well on our way to realizing our synergy targets and integrating both companies.”

Updated 2024 Outlook:

“For the full year, we are maintaining our cash EPS guide of $19.00 per share and slightly lowering our revenue guide to $3,995 million at the mid-point due to slightly unfavorable fuel prices and fx rates. We are out-looking 13% revenue growth and 21% earnings growth at the mid-point for the fourth quarter. For the fourth quarter, we expect revenue growth acceleration across each of our segments and the realization of synergies from the Paymerang acquisition,” concluded Panther.

For 2024, Corpay, Inc.'s updated financial guidance1 is as follows:

•Total revenues between $3,980 million and $4,010 million;
•Net income between $1,061 million and $1,081 million;
•Net income per diluted share between $14.82 and $15.02;
•Adjusted net income between $1,355 million and $1,375 million; and
•Adjusted net income per diluted share between $18.90 and $19.10.

For fourth quarter 2024, Corpay, Inc.’s updated financial guidance1 is as follows:

•Total revenues between $1,040 million and $1,070 million;
•Net income per diluted share between $4.28 and $4.48; and
•Adjusted net income per diluted share between $5.25 and $5.45.

Corpay’s guidance assumptions are as follows:

For the balance of the year:
•Weighted average U.S. fuel prices of $3.26 per gallon;
•Fuel price spreads relatively flat with the 2024 average; and
•Foreign exchange rates equal to the October 2024 average.

For the full year:
•Interest expense between $380 million and $390 million;
•Approximately 72 million fully diluted shares outstanding;
•An effective tax rate of approximately 23% to 24%; and
•No impact related to material acquisitions not closed.
Increase of Term Loan B Credit Facility and Increase in Share Repurchase Authorization:
On September 26, 2024, the Company completed a $500 million upsizing to the Term Loan B credit facility, at substantially similar terms to the existing debt. The proceeds were used to pay down the revolver; consequently, the incremental debt had a minimal impact on the Company’s leverage position at quarter end. The Board is also announcing today an increase in the share repurchase authorization by $1 billion, as authorized on November 5, 2024.

Conference Call:

The Company will host a conference call to discuss third quarter 2024 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Tom Panther, chief financial officer and Jim Eglseder, investor relations. The conference call will be webcast live from the Company's investor relations website at http://investor.corpay.com. The conference call can also be accessed live over the phone by dialing (800) 445-7795 or (203) 518-9856; the Conference ID is “CORPAY”. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the replay access ID is 11157076. The replay will be available through Thursday, November 14, 2024. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Corpay’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as our ability to successfully execute our strategic plan, manage our growth and achieve our performance targets; the impact of macroeconomic conditions, including any recession that has occurred or may occur in the future, and whether expected trends, including retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicle, and retail lodging price trends develop as anticipated and we are able to develop successful strategies in light of these trends; our ability to attract new and retain existing partners, fuel merchants, and lodging providers, their promotion and support of our products, and their financial performance; the failure of management assumptions and estimates, as well as differences in, and changes to, economic, market, interest rate, interchange fees, foreign exchange rates, and credit conditions, including changes in borrowers’ credit risks and payment behaviors; the risk of higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to successfully manage our credit risks and the sufficiency of our allowance for expected credit losses; our ability to securitize our trade receivables; the occurrence of fraudulent activity, data breaches or failures of our information security controls or cybersecurity-related incidents that may compromise our systems or customers’ information; any disruptions in the operations of our computer systems and data centers; the international operational and political risks and compliance and regulatory risks and costs associated with international operations; the impact of international conflicts, including between Russia and Ukraine, as well as within the Middle East, on the global economy or our business and operations; our ability to develop and implement new technology, products, and services; any alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; the regulation, supervision, and examination of our business by foreign and domestic governmental authorities, as well as litigation and regulatory actions, including the lawsuit filed by the Federal Trade Commission (FTC); the impact of regulations and related requirements relating to privacy, information security and data protection; derivative and hedging activities; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering (AML) and anti-terrorism financing laws; changes in our senior management team and our ability to attract, motivate and retain qualified personnel consistent with our strategic plan; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; our ability to remediate material weaknesses and the ongoing effectiveness of internal control over financial reporting; our restatement of prior quarterly financial statements discussed in our Annual Report of Form 10-K for the year ended December 31, 2024 (the "2023 Form 10-K") may affect investor confidence and raise reputational issues and may subject us to additional risks and uncertainties, including increased professional costs and the increased possibility or legal proceedings and regulatory inquiries, as well as the other risks and uncertainties identified under the caption "Risk Factors" in the 2023 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 29, 2024 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access Corpay’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
The Company refers to free cash flow, cash net income and adjusted net income attributable to Corpay interchangeably, a non-GAAP financial measure. Adjusted net income attributable to Corpay is calculated as net income attributable to Corpay, adjusted to eliminate (a) non-cash stock based compensation expense related to stock based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, amortization of the premium recognized on the purchase of receivables, and amortization attributable to the Company's noncontrolling interest, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, certain discrete tax items, the impact of business dispositions, impairment charges, asset write-offs, restructuring costs, loss on extinguishment of debt, and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of certain discrete tax items. We calculate adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, gains on business disposition, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments items using the effective tax rate during the period, exclusive of discrete tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of Corpay.
EBITDA is defined as earnings before interest, income taxes, interest expense, net, other expense (income), depreciation and amortization, loss on extinguishment of debt, investment loss/gain and other operating, net. EBITDA margin is defined as EBITDA as a percentage of revenue.

Management uses adjusted net income attributable to Corpay, adjusted net income per diluted share attributable to Corpay, organic revenue growth and EBITDA:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About Corpay

Corpay (NYSE: CPAY) is a global S&P 500 corporate payments company that helps businesses and consumers manage and pay expenses in a simple, controlled manner. Corpay’s suite of modern payment solutions help its customers better manage vehicle-related expenses (e.g. fueling and parking), travel expenses (e.g. hotel bookings) and accounts payable (e.g. paying vendors). This results in our customers saving time and ultimately spending less. Corpay – Payments made easy. For more information, please visit www.corpay.com.

Contact:
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@corpay.com

__________________________________________________________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1, 5 and 6 attached. Additional supplemental data is provided in Exhibits 2-4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.

Corpay, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change

Revenues, net	$1,029,197	$970,892	6%	$2,940,158	$2,820,399	4%
Expenses:
Processing	223,695	208,217	7%	640,305	618,449	4%
Selling	94,160	85,954	10%	283,392	253,958	12%
General and administrative	153,659	147,839	4%	458,698	461,879	(1)%
Depreciation and amortization	89,546	84,750	6%	258,648	252,658	2%
Other operating, net	5	(845)	NM	306	633	NM
Total operating expense	561,065	525,915	7%	1,641,349	1,587,577	3%
Operating income	468,132	444,977	5%	1,298,809	1,232,822	5%
Other expenses:
Investment loss (gain)	469	30	NM	266	(142)	NM
Other (income) expense, net	(101)	(13,432)	NM	7,522	(15,110)	NM
Interest expense, net	104,441	88,285	18%	288,206	256,566	12%
Loss on extinguishment of debt	5,040	—	NM	5,040	—	NM
Total other expense	109,849	74,883	47%	301,034	241,314	25%
Income before income taxes	358,283	370,094	(3)%	997,775	991,508	1%
Provision for income taxes	82,021	98,598	(17)%	240,047	265,475	(10)%
Net income	276,262	271,496	2%	$757,728	$726,033	4%
Less: Net income attributable to noncontrolling interest	(135)	—	NM	(63)	—	NM
Net income attributable to Corpay	$276,397	$271,496	2%	$757,791	$726,033	4%
Basic earnings per share	$3.98	$3.71	7%	$10.75	$9.87	9%
Diluted earnings per share	$3.90	$3.64	7%	$10.53	$9.72	8%
Weighted average shares outstanding:
Basic shares	69,518	73,165		70,460	73,523
Diluted shares	70,901	74,604		71,976	74,733

Corpay, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,303,464	$1,389,648
Restricted cash	2,851,547	1,751,887
Accounts and other receivables (less allowance)	2,639,473	2,161,586
Securitized accounts receivable — restricted for securitization investors	1,314,000	1,307,000
Assets held for sale	66,265	—
Prepaid expenses and other current assets	606,199	474,144
Total current assets	8,780,948	7,084,265
Property and equipment, net	378,424	343,154
Goodwill	5,927,838	5,644,958
Other intangibles, net	2,152,599	2,085,663
Investments	64,606	69,521
Other assets	333,996	248,691
Total assets	$17,638,411	$15,476,252
Liabilities and Equity
Current liabilities:
Accounts payable	$1,825,725	$1,624,995
Accrued expenses	434,571	356,118
Customer deposits	3,204,612	2,397,279
Securitization facility	1,314,000	1,307,000
Current portion of notes payable and lines of credit	1,177,148	819,749
Liabilities held for sale	8,034	—
Other current liabilities	385,582	320,612
Total current liabilities	8,349,672	6,825,753
Notes payable and other obligations, less current portion	5,271,596	4,596,156
Deferred income taxes	462,418	470,232
Other noncurrent liabilities	440,587	301,752
Total noncurrent liabilities	6,174,601	5,368,140
Commitments and contingencies
Stockholders’ equity:
Common stock	130	129
Additional paid-in capital	3,531,445	3,266,185
Retained earnings	8,950,450	8,192,659
Accumulated other comprehensive loss	(1,461,974)	(1,289,099)
Treasury stock	(7,932,768)	(6,887,515)
Total Corpay stockholders’ equity	3,087,283	3,282,359
Noncontrolling interest	26,855	—
Total equity	3,114,138	3,282,359
Total liabilities and equity	$17,638,411	$15,476,252

Corpay, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net income	$757,728	$726,033
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	88,902	82,028
Stock-based compensation	80,593	89,917
Provision for credit losses on accounts and other receivables	81,561	103,495
Amortization of deferred financing costs and discounts	5,876	5,417
Amortization of intangible assets and premium on receivables	169,746	170,630
Loss on extinguishment of debt	5,040	—
Deferred income taxes	(18,985)	(18,911)
Gain on disposition of business, net	—	(13,712)
Investment loss (gain)	266	(142)
Other non-cash operating expense, net	306	633
Changes in operating assets and liabilities (net of acquisitions/disposition)	120,860	239,242
Net cash provided by operating activities	1,291,893	1,384,630
Investing activities
Acquisitions, net of cash acquired	(245,719)	(429,914)
Purchases of property and equipment	(131,067)	(117,158)
Proceeds from disposal of a business, net of cash disposed	—	197,025
Other	(1,453)	4,401
Net cash used in investing activities	(378,239)	(345,646)
Financing activities
Proceeds from issuance of common stock	184,668	101,202
Repurchase of common stock	(1,039,248)	(546,910)
Borrowings on securitization facility, net	7,000	109,000
Deferred financing costs	(8,493)	(238)
Proceeds from notes payable	825,000	—
Principal payments on notes payable	(92,625)	(70,500)
Borrowings from revolver	7,167,000	6,495,000
Payments on revolver	(6,743,000)	(6,770,000)
(Payments) borrowings on swing line of credit, net	(140,713)	180,723
Other	16,647	264
Net cash provided by (used in) financing activities	176,236	(501,459)
Effect of foreign currency exchange rates on cash	(76,414)	(30,431)
Net increase in cash and cash equivalents and restricted cash	1,013,476	507,094
Cash and cash equivalents and restricted cash, beginning of period	3,141,535	2,289,180
Cash and cash equivalents and restricted cash, end of period	$4,155,011	$2,796,274
Supplemental cash flow information
Cash paid for interest, net	$369,804	$327,099
Cash paid for income taxes, net	$264,559	$319,764

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income attributable to Corpay to adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay:*

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income attributable to Corpay	$276,397	$271,496	$757,791	$726,033

Stock based compensation	28,506	29,073	80,593	89,917
Amortization[1]	60,883	58,304	175,622	176,047
Loss on extinguishment of debt	5,040	—	5,040	—
Integration and deal related costs	5,071	9,269	16,434	24,734
Restructuring and related costs[2]	2,190	873	8,444	2,452
Other[2,3]	(399)	2,914	7,646	2,522
Gain on disposition of business	—	(13,712)	—	(13,712)
Total pre-tax adjustments	101,291	86,721	293,779	281,960
Income taxes[4]	(23,179)	(23,104)	(70,682)	(75,540)
Adjusted net income attributable to Corpay	$354,509	$335,113	$980,888	$932,453
Adjusted net income per diluted share attributable to Corpay	$5.00	$4.49	$13.63	$12.48
Diluted shares	70,901	74,604	71,976	74,733

[1] Includes consolidated amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Certain prior period amounts have been reclassified to conform with current period presentation.
[3] Includes losses and gains on foreign currency transactions, legal expenses, and removes the amortization attributable to the Company's noncontrolling interest.
[4] Represents provision for income taxes of pre-tax adjustments.
* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by segment.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended September 30,				Three Months Ended September 30,
	2024	2023	Change	% Change	2024	2023	Change	% Change
VEHICLE PAYMENTS
'- Revenues, net	$506.8	$500.6	$6.2	1%	$522.1	$501.3	$20.8	4%
'- Transactions	206.7	152.8	53.9	35%	206.7	193.7	13.0	7%
'- Revenues, net per transaction	$2.45	$3.28	$(0.83)	(25)%	$2.53	$2.59	$(0.06)	(2)%
'- Tag transactions[3]	21.6	20.0	1.7	8%	21.6	20.0	1.7	8%
'- Parking transactions	61.7	9.3	52.4	NM	61.7	56.1	5.6	10%
'- Fleet transactions	113.3	117.6	(4.3)	(4)%	113.3	111.7	1.6	1%
'- Other transactions	10.0	5.9	4.1	69%	10.0	5.9	4.1	69%
CORPORATE PAYMENTS
'- Revenues, net	$321.9	$257.8	$64.0	25%	$320.3	$271.2	$49.1	18%
'- Spend volume	$42,808	$39,437	$3,371	9%	$42,808	$40,079	$2,729	7%
'- Revenues, net per spend $	0.75%	0.65%	0.10%	15%	0.75%	0.68%	0.07%	11%
LODGING PAYMENTS
'- Revenues, net	$134.0	$141.4	$(7.4)	(5)%	$133.9	$141.4	$(7.5)	(5)%
'- Room nights	10.1	9.2	0.9	10%	10.1	9.2	0.9	10%
'- Revenues, net per room night	$13.28	$15.41	$(2.12)	(14)%	$13.27	$15.41	$(2.14)	(14)%
OTHER[1]
'- Revenues, net	$66.5	$71.0	$(4.5)	(6)%	$66.5	$71.0	$(4.6)	(6)%
'- Transactions	353.3	324.0	29.3	9%	353.3	324.0	29.3	9%
'- Revenues, net per transaction	$0.19	$0.22	$(0.03)	(14)%	$0.19	$0.22	$(0.03)	(14)%
CORPAY CONSOLIDATED REVENUES
'- Revenues, net	$1,029.2	$970.9	$58.3	6%	$1,042.8	$984.9	$57.9	6%

[1] Other includes Gift and Payroll Card operating segments.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by segment and metrics, non-GAAP measures, to the GAAP equivalent.
[3] Represents total tag subscription transactions in the quarter. Average monthly tag subscriptions for the third quarter of 2024 is 7.2 million.
* Columns may not calculate due to rounding.
NM = Not Meaningful

Exhibit 3
Revenues by Geography and Segment
(In millions)
(Unaudited)

Revenues, net by Geography*	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	%	2023	%	2024	%	2023	%
US	$573	56%	$561	58%	$1,606	55%	$1,610	57%
Brazil	145	14%	134	14%	442	15%	382	14%
UK	131	13%	115	12%	377	13%	333	12%
Other	180	17%	161	17%	515	18%	495	18%
Consolidated Revenues, net	$1,029	100%	$971	100%	$2,940	100%	$2,820	100%

*Columns may not calculate due to rounding.

Revenues, net by Segment*	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	%	2023	%	2024	%	2023	%
Vehicle Payments	$507	49%	$501	52%	$1,511	51%	$1,506	53%
Corporate Payments	322	31%	258	27%	876	30%	730	26%
Lodging Payments	134	13%	141	15%	368	13%	400	14%
Other	67	6%	71	7%	186	6%	184	7%
Consolidated Revenues, net	$1,029	100%	$971	100%	$2,940	100%	$2,820	100%

*Columns may not calculate due to rounding.

Exhibit 4
Segment Results*
(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024[1]	2023[2]	% Change	2024[1]	2023[2]	% Change
Revenues, net:
Vehicle Payments	$506,803	$500,632	1%	$1,511,142	$1,505,752	—%
Corporate Payments	321,850	257,842	25%	875,725	730,026	20%
Lodging Payments	134,023	141,389	(5)%	367,695	400,287	(8)%
Other[3]	66,521	71,029	(6)%	185,596	184,334	1%
	$1,029,197	$970,892	6%	$2,940,158	$2,820,399	4%
Operating income:
Vehicle Payments	$244,308	$244,908	—%	$712,028	$700,894	2%
Corporate Payments	136,876	104,903	30%	362,143	280,993	29%
Lodging Payments	65,501	74,023	(12)%	169,169	196,832	(14)%
Other[3]	21,447	21,143	1%	55,469	54,103	3%
	$468,132	$444,977	5%	$1,298,809	$1,232,822	5%
Depreciation and amortization:
Vehicle Payments	$50,635	$49,905	1%	$150,722	$152,181	(1)%
Corporate Payments	23,845	20,417	17%	65,346	58,356	12%
Lodging Payments	12,328	12,189	1%	35,923	35,248	2%
Other[3]	2,738	2,239	22%	6,657	6,873	(3)%
	$89,546	$84,750	6%	$258,648	$252,658	2%
Capital expenditures:
Vehicle Payments	$29,711	$28,346	5%	$88,159	$82,332	7%
Corporate Payments	9,167	4,740	93%	24,024	19,416	24%
Lodging Payments	5,012	3,661	37%	14,427	10,534	37%
Other[3]	1,746	1,489	17%	4,315	4,877	(12)%
	$45,636	$38,236	19%	$130,925	$117,159	12%

[1] Results from Zapay acquired in the first quarter of 2024 are reported in the Vehicle Payments segment from the date of acquisition. Results from Paymerang acquired in the third quarter of 2024 are reported in the Corporate Payments segment from the date of acquisition.

[2] The results of our Russian business disposed of in August 2023 are included in our Vehicle Payments segment for all periods prior to disposition.
[3] Other includes Gift and Payroll Card operating segments.
*Columns may not calculate due to rounding.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric
by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended September 30,		Three Months Ended September 30,
	2024*	2023*	2024*	2023*
VEHICLE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$522.1	$501.3	206.7	193.7
Impact of acquisitions/dispositions	—	(0.7)	—	(40.9)
Impact of fuel prices/spread	3.6	—	—	—
Impact of foreign exchange rates	(18.9)	—	—	—
As reported	$506.8	$500.6	206.7	152.8
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$320.3	$271.2	$42,808	$40,079
Impact of acquisitions/dispositions	—	(13.4)	—	(642)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	1.5	—	—	—
As reported	$321.9	$257.8	$42,808	$39,437
LODGING PAYMENTS - ROOM NIGHTS
Pro forma and macro adjusted	$133.9	$141.4	10.1	9.2
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.2	—	—	—
As reported	$134.0	$141.4	10.1	9.2
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$66.5	$71.0	353.3	324.0
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.1	—	—	—
As reported	$66.5	$71.0	353.3	324.0

CORPAY CONSOLIDATED REVENUES
Pro forma and macro adjusted	$1,042.8	$984.9	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(14.0)
Impact of fuel prices/spread[2]	3.6	—
Impact of foreign exchange rates[2]	(17.1)	—
As reported	$1,029.2	$970.9

[1] Other includes Gift and Payroll Card operating segments.
[2] Revenues reflect the negative impact of movements in foreign exchange rates of approximately $17 million and negative fuel prices of approximately $5 million, partially offset by approximately $8 million of positive impact from fuel price spreads.

* Columns may not calculate due to rounding.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA MEASURES
(In millions)
(Unaudited)

The following table reconciles EBITDA and EBITDA margin to net income from operations.*

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income from operations	$276.3	$271.5	$757.7	$726.0
Provision for income taxes	82.0	98.6	240.0	265.5
Interest expense, net	104.4	88.3	288.2	256.6
Other (income) expense, net	(0.1)	(13.4)	7.5	(15.1)
Investment loss (gain)	0.5	—	0.3	(0.1)
Depreciation and amortization	89.5	84.8	258.6	252.7
Loss on extinguishment of debt	5.0	—	5.0	—
Other operating, net	—	(0.8)	0.3	0.6
EBITDA	$557.7	$528.9	$1,557.8	$1,486.1

Revenues, net	$1,029.2	$970.9	$2,940.2	$2,820.4
EBITDA margin	54.2%	54.5%	53.0%	52.7%

* Columns may not calculate due to rounding.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles full year 2024 and fourth quarter 2024 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2024 GUIDANCE
	Low*	High*
Net income	$1,061	$1,081
Net income per diluted share	$14.82	$15.02

Stock based compensation	108	108
Amortization	235	235
Other	42	42
Total pre-tax adjustments	385	385

Income taxes	(91)	(91)
Adjusted net income	$1,355	$1,375
Adjusted net income per diluted share	$18.90	$19.10

Diluted shares	72	72

	Q4 2024 GUIDANCE
	Low*	High*
Net income	$303	$323
Net income per diluted share	$4.28	$4.48

Stock based compensation	28	28
Amortization	59	59
Other	4	4
Total pre-tax adjustments	91	91

Income taxes	(20)	(20)
Adjusted net income	$374	$394
Adjusted net income per diluted share	$5.25	$5.45

Diluted shares	72	72

* Columns may not calculate due to rounding.